寿光市矿产资源管理中心信笺

证　明

寿光市豪源化工有限公司现有九家溴素生产厂，是我市规模最大的溴素生产企业。

特此证明。

寿光市矿产资源管理中心

二〇一一年八月三日

14-3092.021X1